Exhibit 99.1

Harleysville Insurance Town hall

September 29, 2011, at 10 a.m.

Michael Browne, president and CEO of Harleysville Insurance

Morning everyone. You guys must think I have something to announce this morning. Thanks a lot for coming and I do have some very important news about the company, to share with everybody.

First, however I want to acknowledge some of our employees who may be celebrating Rosh Hashanah the Jewish New Year today are unfortunately missing our meeting, but we certainly understand that, but given the importance of this announcement we really couldn’t delay the announcement in having this Town Hall meeting today.

As you saw in our press release that was sent out earlier this morning, Harleysville and Nationwide have entered into an agreement to combine our organizations, contingent upon regulatory, stockholder and member approvals. I believe this is a great strategic step for both companies.

I realize what I am telling you is not completely “news.” Despite the best efforts we made to ensure that employees would hear this personally from me first, the media got ahead of us — as it often does — and you know they released the story last week before an agreement was even reached between our parties. A lot of people were wondering why don’t you say something, it’s because there was no deal and we were still negotiating and there really wasn’t anything we could say. I do understand the concern that these kinds of stories cause when they leak out, and it also causes concern to our agency partners — but again we were not in a position to share information until today. We actually did not reach an agreement until last night, when the Harleysville Mutual board and the Harleysville Group board of directors met and both approved the agreement. I know that the rumors have caused some stress and uncertainty, and I am sorry you had to deal with that uncertainty.

But now that a definitive agreement has been reached and approved by our respective boards, I am going to keep you as informed as I possibly can throughout the entire process. And that starts right now.

First and foremost, I think it’s important for you to be aware of the key similarities that Harleysville and Nationwide have.

•                  Both entities have a very strong financial foundation.

•                  Both share a common heritage as mutual insurance companies; and that’s something I’m going to talk more about later on. It’s a very important point.

•                  Both are strongly committed to the communities in which our employees live and work.

•                  And both realize the critical role that employees (And Nationwide employees are referred to as “associates), play in achieving strategic objectives — just as importantly, the role we all play in meeting the promise to policyholders when they need us most.

Now even with these similarities, I think the strength of this combination may not be apparent to some of you at first. You may wonder why Harleysville, with its longstanding commitment to the independent agency system, would join forces with Nationwide, a company that at least on the East Coast is known primarily for its exclusive agency distribution. And I think that’s a pretty fair question.

But Nationwide is not only an exclusive agency distribution business. In fact, Nationwide generates a very significant portion of its business from independent agents through Allied. Allied is a business that became a part of Nationwide more than 10 years ago. And by Harleysville combining with Allied, we are going to move from being separate regional carriers to a single independent agency organization with a strong national presence. It’s going to be a very powerful competitor in the market. This is a key point. This transaction does not mean that we are diluting in any way our commitment to the independent agency system — just the opposite.

A notable benefit of this combination is that Harleysville’s geographic strength, which is east of the Mississippi, complements perfectly Allied’s independent agency presence west of the Mississippi. It brings together two best-in-class carriers that will create a national independent agency distribution network. This is going to be a truly formidable competitor across the United States.

I believe this is a significant and perhaps unique opportunity to grow our business. And it would take years and a great deal of expense for both organizations to achieve independently. And I can’t stress this point enough — this is a great opportunity to grow our company. And if you think about over the last seven years we’ve had a lot of success at Harleysville, done a lot of great things, but the one thing we had trouble doing was growing. For a lot of legitimate reasons. We’ve had a bad economy, we’ve had a soft market, it’s been tough to grow. This is going to present us with a unique opportunity to grow our business.

I’ve had the opportunity to get to know Nationwide’s and Allied’s leadership, and I’ve come away tremendously impressed by their commitment to the independent agency system and their desire to build a strong national platform offering the customers of independent agents the best commercial, personal lines and life insurance protection.

I’ve also been impressed by their commitment to their employees, again, they call them associates. In a few minutes, you’ll have the chance to meet Steve Rasmussen, CEO of Nationwide, and Kim Austen, President and COO of Allied and also Nationwide’s Independent Agency, Commercial and Specialty Operations business. I think it’s very interesting that both Steve and Kim actually started their careers at Allied, prior to Allied combining with Nationwide in 1998. In my mind, the fact that Steve started with Allied and then 11 years later became the CEO of Nationwide, I think is a great indication of Nationwide’s commitment to finding and promoting talent throughout its organization no matter where they find it. And I think one of the other great things about this combination I think it’s going to provide tremendous opportunities for all of our people.

Now when you hear from them, I think it will help you see why I feel so confident that today’s announcement is the right move for us. Together, Harleysville and Nationwide will be able to do so much more for our employees (our associates), agency partners and policyholders than we could as separate companies.

Now I would like to introduce Steve, who will share a little more with you about Nationwide.

Steve Rasmussen, CEO of Nationwide Insurance

In 1998, in October, I was sitting exactly were you are, and wondering, well what’s going to happen to me and how is this going to change? And I was absolutely certain maybe I wasn’t going to have a job. I didn’t know where I was going to go. At that time I was second in command at Allied and didn’t know what was going to happen.

At that time, Nationwide had very little background in the independent agency ranks. And they acquired Allied to mostly move West because Nationwide had little footprint in the West. And so over a period of time we had a lot of discussions about how to do it best and how to move forward.

Nationwide embraced the idea of independent agents. And so over the last number of years we went from Allied being about the same size as Harleysville is today, so almost around a billion dollars in premium. To Allied all in, and if you include some of their farm and agriculture business, which you don’t necessarily see under the Allied brand, it’s almost a four billion dollar company in an 11 year span. So four times bigger than it was. It went from an office space of 200,000 square feet to more than a million square feet in Des Moines.

So it is a formidable competitor in the West and Midwest, and frankly when we had the opportunity to get conversations with Michael and the Harleysville team about what could this mean for the organizations, because Allied has no presence in the Northeast or the Mid-Atlantic area. And frankly Harleysville also, not only has that geographic opportunity, but also has a great deal of skill in commercial lines, which is not necessarily the forte of parts of the Nationwide organization. So you bring a lot of skills and talent, which we desperately need. And we want to make this a formidable competitor.

One of the things you will learn about me is you will all get to know me, is that I love to compete. And I don’t necessarily much care for my competition. So frankly, I’d like to see us all take on some of our good friends in the Northeast that you’ve been competing with for some time. And find the fact that we can do some things today as a team that we could not do before individually.

If Allied was going to come here to the Northeast we obviously knew right straight up we were going to have to compete with the likes of Harleysville if we cold started, and the likes of people like Selective and others that are up here, and we all said, “Hey, let’s find a way we can find a partner as we move forward,” and this was a great opportunity because what you don’t want to come in to these discussions is in times of distress by either party, you want to come when you are at the top of your game and you guys are at the top of your game. And so frankly it’s a chance for all of us to take what we both do well and move our organizations forward.

One of the things you’ll get a lot of conversation as you’re talking to our producer friends out there as well Nationwide is an exclusive agency company. Heavens, we write $1.2 billion in premium here in the state of Pennsylvania alone. But the bottom line is we’re a lot more than that.

Frankly our company is split into three pretty equal slices of the pie. Nationwide is roughly between all the parts that Kim manages, which are Allied, Scottsdale, Nationwide Agribusiness and Titan. All four of those together are roughly one third of our revenue. Nationwide Insurance our exclusive agency arm is roughly one third of our revenue. And our life company is roughly one third of our revenue.

So we’re a pretty diversified organization and a lot of people don’t necessarily always think of us that way and all the things that we do and can do as an organization. We have a very effective bank, we do a number of other businesses that we have, that I think add to the total equation of our relationships with not only our producers, but our relationships with our ultimate clients out there and the folks that we take care of every day.

I think the other thing you need to appreciate is that back in the financial crisis we brought Nationwide Financial in private, before that not dissimilar from Harleysville we had a downstream public company with Nationwide Financial, which was our life company. We made the decision at that time that frankly we couldn’t advance the ball at Nationwide effectively enough unless we brought everything back under the mutual umbrella.

And we were all thinking about our customers and our businesses the same way. And now you start to see the Nationwide ads where we talk about we are a mutual and we are not Wall Street and frankly we mean that sincerely.

Nationwide thinks about one thing and one thing alone. We don’t think about earnings per share, we don’t necessarily think about return on equity we think about the amount of capital and surplus the organization has to pay to our obligations to our clients. And we want to be sure we have plenty of it.

And so we aren’t necessarily afraid of stock piling capital to make ourselves grow and do the things we need to do. But our first mission is to have the right amount of capital and then the next mission is everything beyond that belongs to our customers. And frankly that’s where we ought to be. As an organization we need to think about our customers then what they mean to us because in the end they’re the people we serve, each one of us in a mutual society.

And so we think that fits very closely with Harleysville’s values, and I think as we get this deal concluded it will welcome us all back into a mutual environment, and we can take our mutuality and take it forward against some of our formidable stock competitors that actually can’t make long-term decisions, but are forced into making decisions that are quarterly in nature. So this is a win across the board I think we believe for everyone.

The other thing we do not have for the independent agency channel is a focal point for our relationship with our agents in the East. The closest regional office for Allied is in Des Moines, and Kim’s going to talk about that.

So frankly I think it’s wonderful that we got such a fine group of employees here in Harleysville. And frankly having spent a little time riding around the area, I think it’s a pretty cool area to have an office, and I’m sure you all appreciate that. And the fact of the matter is we want to continue to see this location grow and become our focal point for independent agents in the East. So, we’ll continue to work forward to try to see that happen and provide more opportunities.

Michael made that statement I came out of Allied, Kim Austen came out of Allied, the head of our life company came out of Allied. You kind of wonder who took over who. Now Gale is going to cringe. She’s an old time Nationwider so I have to introduce Gale King. Gale’s my chief administrative officer executive vice president at Nationwide and her role is she’s the chief people person. And so she is responsible for HR environment and everything else. Gale is a long-time Nationwider as is Mark Pizzi who runs our exclusive agency system.

So we are a blend of talents and skills and people, so the opportunity will be there for everybody in this room to advance yourselves anyway that you see fit. No problem being right here in Harleysville, obviously those who want to be here, great. There are going to be opportunities in Columbus, there are going to be opportunities in Des Moines, there are going to be opportunities wherever they may be. And certainly whether it’s insurance or IT or finance or whatever it may be.

So this is the winner. I understand the absolute emotion of well shock and what’s this going to mean to me and are these guys really what they look like? All we can do is prove it to you over time. And that will be our test, and you hold us to it.

I love to communicate, so as we get this thing moving, you’re going to work through Michael’s communication method here with your own staff until we get the deal closed. But beyond that, I’m every bit as close as an email and that’s how I spend my time. Cause in the end it’s all of you who get the job done. You’re the ones who are close to our customers, so you’re the ones we count on, and we’re going to count on going forward.

So that’s the Nationwide message and I will turn it over to Mr. Austen so you get a chance to meet Kim. Kim is responsible for all of our independent agency pieces of this, so Allied, Titan, Scottsdale, Nationwide Agribusiness, and we’ll let him say a few words. So thank you all, appreciate it.

Kim Austen, president and COO of Allied Insurance

Good morning everyone. When I came in this morning I could feel the excitement in the room and the anxiety, and I think it’s okay to just acknowledge that. It’s a big change and people are wondering ultimately what does it mean for me, what does it mean for my company, what will it mean for the people that I deal with—our customers and our agents. And that’s okay that’s exactly how we would like you to feel at this point.

As Steve said, I’ve been in your shoes as well. I’ve been in this business for 35 years now, all with Allied Insurance or Nationwide. I started in Lincoln, Nebraska, as a claims representative, and I’ve done a lot of things through the years so I know exactly how you feel. All I can tell you is the journey for Allied in the past 12 or 13 years has been phenomenal. The Allied organization today, which again is primarily Midwestern- to Western-based in our agencies, is 3½ times the size we were premium-wise 12 years ago.

Being part of Nationwide is a big part of that with the capital and the expertise and the abilities behind you to really take advantage of that. I think we deal with about 4,600 independent agents, something like that, nationally, and we’ve got 2.5 million customers, something like that.

But you know the numbers really don’t matter. It’s the way we do business that matters, and it’s why I’m so excited about this and I know Michael and your leadership team are excited about this because we have had some time to spend together and it’s the commonality of what we believe in this business and the way we do business that really points to how successful this will be. Sure, there’s some geographic things that matter, there’s some business things that matter, but at the end of the day it’s our people, all of our people, and how we deal with our customers and agents and each other that really matter to me.

So, on the Allied side of things I’ll just tell you Allied has regional offices just like you do. We have regional offices in Sacramento Ca., Lincoln, Neb., Des Moines, and Gainesville, Fla. There’s a glaring omission there if you think about the geography of the company and, you know, this is why this is such, I think, a very great, opportunity for both pieces of the organization.

If you look at the southeast part of the United States and a little bit of the business that we have done in the Mid-Atlantic that we have grown as part of the Nationwide organization, it’s hard. It’s hard to open new states from scratch. You guys have been through the same thing as you’ve tried to grow to the West. It’s difficult, it’s an expensive process. This gives us a chance to combine the best of both and make it work, I think, and have a stronger total than the sum of the parts are.

I also, in my role, oversee not just Allied, but all of our companies that deal with independent agents. So I think Steve mentioned that would include Scottsdale Insurance which, Scottsdale I think is the third largest excess & surplus writer in the United States today. That’s a company Nationwide started from scratch 25 years ago. It includes Titan Insurance, which is headquartered in Cleveland, and Titan is a Progressive kind of look alike. A lot of non-standard auto and things like that. I think Titan has about 15,000 agents around the country that represent them and Titan doesn’t do business just through independent agents, but that’s a big part of what they do. And Nationwide Agribusiness, which is also headquartered in Iowa, and they’re the largest farm writer in the United States and do a lot of big commercial ag on top of that.

So, the beauty of this is the opportunity to take all of the great agents that you’ve been working with through the years, and not only continue to offer them personal lines and Main Street commercial and the things that you do really well, and life, but expand upon that within the Nationwide organization. And, for those agents that it matters to them, they can start selling some of those other things within the family, too.

That’s really the reason I oversee all of those companies. It’s a collection of brands. Every brand is strong, just like your brand is. And the reason there is still a collection of brands instead of one is because brands do matter to our agents. They don’t necessarily matter as much to our customers maybe as some of the business-to-consumer brands do, but they matter a lot to our agents.

We look at the world regionally and we manage the world regionally, just like you do and we really think that relationship between our associates and that agent is the key to our business. I’m sure that’s exactly how you feel.

So, I think it will be a great relationship. I think there’s a lot of wonderful things we can do together. Michael and I are going to get a chance over the next few weeks to spend a lot of time in front of employees and agents talking about why we think this is going to be good for us.

I’ll close with my management theory, something I’ve told everybody for years. It’s important to me that you do things right, but it’s more important to me that you do the right things everyday. And the right things are what’s important to your fellow employee, your agent, your customer, to your community. You know what? That sounds an awful lot like good people to know, if you think about it. So, I think it’s going to be a great partnership, and I look forward to getting to meet all of you a little better in the next few weeks.

Michael Browne, president and CEO of Harleysville Insurance

Steve and Kim, thanks for joining me in what I think is a very exciting announcement.

I want to spend just a minute more talking about this concept of a mutual company. I think that everybody knows that Harleysville grew up as a mutual company. And when we created a public company, and went public with it 25 years ago. And we now are returning to our company to our mutual roots. And I think that’s very exciting. Mutual companies are not subject to the same financial metrics and quarterly reporting as a public company, as we’ve indicated.

Mutual companies are uniquely positioned to take the kind of long-term view of your business that is critical in making the right decisions about investments. Investments in people, investments in technology, investments in product, that over the long term allow you to be very successful without focusing on your quarterly earnings report and your expense ratio every quarter. That doesn’t mean you don’t have to be efficient, you do, but you can take a more long term view. And I think being a mutual company also allows us to put even more emphasis on serving our agents, serving our policyholders — and I think it’s going to make our relationships even stronger with out agents, and allow us to grow together with our agents.

Now it’s going to take several months to complete the transaction. It requires shareholder approval, policyholder approval, regulator approval, a lot of work for the lawyers to do still.

While I know it’s still early in the process, I know you’re going to have a lot of questions.

We won’t have answers to all of your questions yet, but we’re going to really try hard to keep you informed.

I have asked our leadership team to set aside this afternoon and throughout the week to start assembling the people who work with them. And to start answering questions as best they can. While that is happening, our field leadership and I will reach out to our agency partners, and start explaining to them what this is all about. I’ve got a list of about 30 agents I’m going to call as soon as this Town Hall is over to explain to them that Harleysville is not going to try to convert them to being a captive agency. But we remain committed to our independent agency distribution system. Kim and I and Steve will be traveling around meeting with our agents. We’ll try to meet with every agent that we have over the next few weeks.

Also in the following weeks, we will be communicating updates frequently through email, my Viewpoint messages, I’m going to have regular Viewpoint messages, where I’ll update you on what’s going on. In addition, we’ve created a special mailbox called “Ask Michael,” which is solely for the purpose of fielding your questions. So if you send a question in, we’ll try to answer it. What we’ll do is regularly post frequently asked questions and answers on The Link. So we won’t do it every day, but once we get a few questions in and we get the answers will post them on The Link. And so if you continue to look there, we will more and more try to fill in the blanks for you.

Following the close of the deal, which we right now expect to be sometime in early 2012, we will work through all of the operational considerations. What we do know right now is that we are proposing to come together as a very strong independent agency organization, and we want to leverage all of our assets for the benefit of the combined organization.

We also know that Nationwide is fully committed to as smooth a transition as possible and they value the hard work and the dedication of our employees (our associates). To back up that commitment, Nationwide has agreed that, once the closing occurs (subject to all the necessary approvals, of course), they’ve agreed that they will make the payments necessary to ensure that all Harleysville employees receive their 2011 target bonuses.

As you may know, we’ve had a lot of bad weather in 2011, and I hate to say it, but the reality is that we’ve had so much bad weather, in all likelihood there weren’t going to be very many bonuses paid out. Not through our fault, but you know, Mother Nature will humble all of us. But I think it’s pretty telling about their commitment to our people that they would volunteer to pay target bonuses to everybody.

I believe that, for our employees, agency partners and policyholders, today’s announcement is absolutely the right strategic decision. It is going to make us stronger over the long term. I am personally committed to seeing that happen, and I have agreed to stay with the company as president and chief operating officer, and I’m looking forward to it and I’m very excited about the future.

I’d like the thank everybody for taking time to join us this morning — and I want to thank you all of your for continuing to be “Good people to know.”

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov. Free copies of the Company’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.